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                       CONSENT OF ARTHUR ANDERSEN LLP


As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 24, 1996 included or incorporated by reference in this Form 10-K into Marten Transport, Ltd.'s previously filed Form S-8 dated February 23, 1994.


                                  /s/ Arthur Andersen LLP


Minneapolis, Minnesota
  March 28, 1996